Exhibit 10.23

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Executive Employment Agreement (the “Amendment”), dated October 30, 2017 (the “Effective Date”), is entered into by and between Cherokee, Inc., a Delaware corporation (the “Company”) and Henry Stupp (“Executive”) (collectively, the “parties”).

RECITALS

WHEREAS, the parties previously entered into an Amended and Restated Executive Employment Agreement dated July 11, 2016 (the “Original Agreement”); and

WHEREAS, the parties wish to amend the Original Agreement pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.          Section II. A. of the Original Agreement is deleted in its entirety and replaced with the following:

Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Six-Hundred-Seventy-Five-Thousand Dollars ($675,000.00) per year, and from and after February 1, 2019, a salary at the rate of Seven-Hundred-Fifty-Thousand Dollars ($750,000.00) per year (the salary in effect at the applicable time, the “Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be increased in the sole discretion of the Company.

II.        Equity Compensation.  Subject to and conditioned upon Executive’s execution and delivery of this Amendment, the Company shall make a one-time grant to Executive of 42,040 fully vested shares of the Company’s common stock.

III.       Modifications. Except as expressly modified hereby, all other terms conditions of the Original Agreement remain in full force and effect, and the Original Agreement, as hereby amended, is hereby ratified and affirmed.  To the extent this Amendment conflicts with the Original Agreement, the provisions of this Amendment shall prevail.  From and after the date hereof, all references to the Original Agreement (whether by use of the terms “herein” or “hereunder” or “Agreement” or otherwise) in the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.

IV.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original of this Amendment, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties have duly executed this Amendment as of the Effective Date.

CHEROKEE, INC.

By:	/s/ Robert Galvin
Name:	Robert Galvin
Title:	Chairman of the Board of Directors

HENRY STUPP

/s/ Henry Stupp

Signature Page to Amendment No. 1 to Amended and Restated Executive Employment Agreement